Exhibit 99.1

e.l.f. Beauty Announces Third Quarter Fiscal 2021 Results
– Delivered 10% Net Sales Growth –
– Gained 100 Basis Points of Market Share in Nielsen U.S. Color Cosmetics –
– Raises Fiscal 2021 Guidance –
OAKLAND, California; February 3, 2021 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and nine months ended December 31, 2020.
“Our core value proposition and product innovation continue to resonate with consumers,” said Tarang Amin, e.l.f. Beauty's Chairman and Chief Executive Officer. “Of the top five color cosmetics brands in the U.S., e.l.f. grew the most share in the quarter. We also advanced our transformation to a multi-brand portfolio with the launch of our Keys Soulcare skincare collection.”

“I’m proud of the e.l.f. Beauty team for delivering eight consecutive quarters of net sales growth. Our brand building efforts and digital focus fueled our growth before and during the pandemic, and we believe position us well for the future,” added Amin.
Three Months Ended December 31, 2020 Results
Net sales increased 10%, or $7.8 million, to $88.6 million, as compared to $80.8 million in the three months ended December 31, 2019. The increase was driven by strength in e-commerce, international, and our national retailers.

Gross margin decreased 50 basis points to 64%, as compared to 65% in the three months ended December 31, 2019. Gross margin benefited from margin accretive product mix and cost savings, a mix shift to elfcosmetics.com, and to a lesser degree, a favorable foreign exchange rate impact. Offsetting these benefits were certain costs related to retailer activity and space expansion.

Selling, general and administrative expenses ("SG&A") were $50.8 million, or 57% of net sales, as compared to $39.6 million, or 49% of net sales in the three months ended December 31, 2019. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) was $43.3 million, or 49% of net sales, as compared to $35.8 million, or 44% of net sales in the three months ended December 31, 2019. The increase was primarily due to investments in marketing and digital, headcount costs from building out the Company's marketing, digital and innovation capabilities, and increased operational costs driven by the increase in e-commerce sales.
The provision for income taxes was $0.5 million, as compared to a provision of $3.0 million in the three months ended December 31, 2019. The change was primarily driven by a decrease in income before taxes of $6.2 million and an increase in discrete tax benefit of $1.1 million, primarily related to stock-based compensation.
Net income was $4.3 million, or $0.08 per diluted share, as compared to net income of $8.0 million, or $0.16 per diluted share in the three months ended December 31, 2019.
Adjusted net income (net income excluding the items identified in the reconciliation table below) was $11.6 million, or $0.22 per diluted share, as compared to adjusted net income of $12.2 million, or $0.24 per diluted share in the three months ended December 31, 2019.

Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) decreased 14% to $18.3 million from $21.4 million in the three months ended December 31, 2019.
Nine Months Ended December 31, 2020 Results
Net sales increased 8%, or $17.3 million, to $225.4 million, as compared to $208.1 million in the nine months ended December 31, 2019. The increase was driven by strength in e-commerce, international, and our national retailers.
Gross margin increased 150 basis points to 65%, as compared to 64% in the nine months ended December 31, 2019. This increase was primarily driven by a combination of margin accretive product mix and cost savings, price increases implemented in Summer 2019, a favorable foreign exchange impact, and a shift in sales mix to elfcosmetics.com, partially offset by the impact of tariffs on goods imported from China and certain costs related to retailer reset activity and space expansion.
SG&A was $136.3 million, or 60% of net sales, as compared to $110.1 million, or 53% of net sales in the nine months ended December 31, 2019. Adjusted SG&A was $113.7 million, or 50% of net sales, as compared to $97.8 million, or 47% of net sales in the nine months ended December 31, 2019. The increase was primarily due to increased headcount costs from building out the Company's marketing, digital and innovation capabilities, investments in marketing and digital, proxy contest costs, and increased operational costs driven by the increase in e-commerce sales.
The provision for income taxes was $0.2 million, as compared to a provision of $6.4 million in the nine months ended December 31, 2019. The change was primarily driven by a decrease in income before taxes of $18.1 million and an increase in discrete tax benefit of $1.8 million, primarily related to stock-based compensation.
Net income was $6.3 million, or $0.12 per diluted share, as compared to net income of $18.2 million, or $0.36 per diluted share, in the nine months ended December 31, 2019.
Adjusted net income was $28.3 million, or $0.55 per diluted share, as compared to adjusted net income of $26.8 million, or $0.53 per diluted share, in the nine months ended December 31, 2019.
Adjusted EBITDA decreased 5% to $48.2 million from $50.9 million in the nine months ended December 31, 2019.
Balance Sheet
As of December 31, 2020, the Company had $35.4 million in cash and cash equivalents, as compared to $74.7 million as of December 31, 2019. As of December 31, 2020, long-term debt and finance lease obligations totaled $114.4 million, as compared to $129.2 million as of December 31, 2019.
Fiscal 2021 Outlook
The Company is providing the following updated outlook for fiscal 2021. When compared to net sales in fiscal 2020, the updated outlook reflects an expected 7-9% increase in net sales in fiscal 2021, as compared to 5-7% previously.

	New Fiscal 2021 Outlook	Original Fiscal 2021 Outlook
Net sales	$304-308 million	$297-303 million
Adjusted EBITDA	$59-60 million	$57-60 million
Adjusted net income	$33-34 million	$31-33 million
Adjusted diluted EPS	$0.63-0.64	$0.59-0.63
Webcast Details
The Company will hold a webcast to discuss the results from its third quarter fiscal 2021 today, February 3, 2021, at 4:30 p.m. Eastern Time. The webcast will be broadcasted live at https://investor.elfbeauty.com/news-and-events/events. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About e.l.f. Beauty
e.l.f. Beauty stands with every eye, lip, face and paw. This deep commitment to inclusive, accessible, cruelty-free beauty has fueled the success of our namesake e.l.f. Cosmetics brand since 2004. With the addition of pioneering clean-beauty brand W3LL PEOPLE and launch of the lifestyle beauty brand Keys Soulcare created with Alicia Keys, we continue to strategically expand our portfolio with brands that support our purpose and values. Our family of brands is available online, and across leading beauty, mass-market, and clean beauty specialty retailers.

Learn more by visiting investor.elfbeauty.com.

Note Regarding non-GAAP Financial Measures
This press release includes references to non-GAAP measures, including, adjusted EBITDA, adjusted net income and adjusted diluted EPS. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

Adjusted EBITDA excludes costs or gains related to restructuring of operations, stock-based compensation and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities. Adjusted SG&A excludes costs related to stock-based compensation and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities. Adjusted net income excludes costs or gains related to restructuring of operations, stock-based compensation, other non-cash and non-recurring costs, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.
With respect to the Company’s expectations under “Fiscal 2021 Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income and adjusted diluted EPS guidance non-GAAP measures to the corresponding net income and diluted EPS GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company's outlook for fiscal 2021 under “Fiscal 2021 Outlook” above and the Company’s belief that the Company’s brand building efforts and digital focus position the Company well for the future. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; the Company’s ability to effectively manage its SG&A and other expenses; and the uncertainty regarding the impact of the COVID-19 pandemic. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.

These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Brittany Fraser
VP, Investor Relations, e.l.f. Beauty KKatten@elfbeauty.com	ICR, Inc. elfpr@icrinc.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income
(unaudited)
(in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019

Net sales	$88,562	$80,760	$225,439	$208,139
Cost of sales	31,443	28,240	77,841	75,080
Gross profit	57,119	52,520	147,598	133,059
Selling, general and administrative expenses	50,828	39,632	136,330	110,131
Restructuring expense (income)	—	8	—	(5,982)
Operating income	6,291	12,880	11,268	28,910
Other (expense) income, net	(677)	(335)	(1,566)	602
Interest expense, net	(855)	(1,560)	(3,228)	(4,920)
Income before provision for income taxes	4,759	10,985	6,474	24,592
Income tax provision	(462)	(2,983)	(218)	(6,367)
Net income	$4,297	$8,002	$6,256	$18,225
Comprehensive income	$4,297	$8,002	$6,256	$18,225

Net income per share:
Basic	$0.09	$0.16	$0.13	$0.38
Diluted	$0.08	$0.16	$0.12	$0.36
Weighted average shares outstanding:
Basic	49,459,837	48,525,904	49,178,138	48,430,871
Diluted	52,335,821	50,966,550	51,675,651	50,741,492

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	December 31, 2020	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$35,439	$46,167	$74,740
Accounts receivable, net	44,555	29,721	35,082
Inventory, net	68,567	46,209	48,382
Prepaid expenses and other current assets	11,728	10,263	8,054
Total current assets	160,289	132,360	166,258
Property and equipment, net	16,790	17,171	16,487
Intangible assets, net	96,317	102,410	91,893
Goodwill	171,620	171,321	157,264
Investments	2,875	2,875	2,875
Other assets	33,014	26,967	21,474
Total assets	$480,905	$453,104	$456,251

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$15,250	$12,568	$11,939
Accounts payable	20,108	12,390	19,589
Accrued expenses and other current liabilities	31,322	26,165	29,767
Total current liabilities	66,680	51,123	61,295
Long-term debt and finance lease obligations	114,421	126,088	129,236
Deferred tax liabilities	16,247	21,892	17,633
Long-term operating lease obligations	18,370	11,239	5,084
Other long-term liabilities	585	591	556
Total liabilities	216,303	210,933	213,804

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of December 31, 2020, March 31, 2020 and December 31, 2019; 51,240,997, 50,003,531 and 49,914,987 shares issued and outstanding as of December 31, 2020, March 31, 2020 and December 31, 2019, respectively	497	489	486
Additional paid-in capital	769,380	753,213	753,151
Accumulated deficit	(505,275)	(511,531)	(511,190)
Total stockholders' equity	264,602	242,171	242,447
Total liabilities and stockholders' equity	$480,905	$453,104	$456,251

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Nine months ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$6,256	$18,225
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,808	16,863
Restructuring income	—	(5,982)
Stock-based compensation expense	15,040	11,282
Amortization of debt issuance costs and discount on debt	641	565
Deferred income taxes	(5,684)	880
Other, net	54	410
Changes in operating assets and liabilities:
Accounts receivable	(14,870)	(3,027)
Inventories	(22,351)	(4,603)
Prepaid expenses and other assets	(5,013)	(3,260)
Accounts payable and accrued expenses	11,421	17,628
Other liabilities	(2,352)	(11,181)
Net cash provided by operating activities	1,950	37,800

Cash flows from investing activities:
Purchase of property and equipment	(3,958)	(7,073)
Net cash used in investing activities	(3,958)	(7,073)

Cash flows from financing activities:
Proceeds from revolving line of credit	20,000	—
Repayment of revolving line of credit	(20,000)	—
Repayment of long-term debt	(8,663)	(7,013)
Debt issuance costs paid	(334)	—
Repurchase of common stock	—	(3,546)
Cash received from issuance of common stock	882	1,272
Other, net	(605)	(574)
Net cash used in financing activities	(8,720)	(9,861)

Net (decrease) increase in cash and cash equivalents	(10,728)	20,866
Cash and cash equivalents - beginning of period	46,167	53,874
Cash and cash equivalents - end of period	$35,439	$74,740

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019

Net income	$4,297	$8,002	$6,256	$18,225
Interest expense, net	855	1,560	3,228	4,920
Income tax provision	462	2,983	218	6,367
Depreciation and amortization	5,179	5,009	15,802	14,945
EBITDA	$10,793	$17,554	$25,504	$44,457
Restructuring expense (income) (a)	—	8	—	(5,982)
Stock-based compensation	5,028	3,352	15,040	11,282
Other non-cash and non-recurring costs (b)	2,519	516	7,631	1,148
Adjusted EBITDA	$18,340	$21,430	$48,175	$50,905

(a) Represents restructuring income related to the e.l.f. retail store closures. The nine months ended December 31, 2019 included a gain related to settlement of outstanding lease liabilities equal to the difference between the amount of cash disbursed and the outstanding liability at the time of settlement.
(b) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
Selling, general, and administrative expenses	$50,828	$39,632	$136,330	$110,131
Stock-based compensation	(5,023)	(3,352)	(15,035)	(11,282)
Other non-cash and non-recurring costs (a)	(2,519)	(516)	(7,631)	(1,023)
Adjusted selling, general, and administrative expenses	$43,286	$35,764	$113,664	$97,826

(a) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2020	2019	2020	2019
Net income	$4,297	$8,002	$6,256	$18,225
Restructuring expense (income) (a)	—	8	—	(5,982)
Stock-based compensation	5,028	3,352	15,040	11,282
Other non-cash and non-recurring costs (b)	2,519	516	7,631	1,148
Amortization of acquired intangible assets (c)	2,031	1,720	6,093	5,160
Tax Impact (d)	(2,233)	(1,395)	(6,672)	(2,992)
Adjusted net income	$11,642	$12,203	$28,348	$26,841

Weighted average number of shares outstanding – diluted	52,335,821	50,966,550	51,675,651	50,741,492
Adjusted diluted earnings per share	$0.22	$0.24	$0.55	$0.53

(a) Represents restructuring income related to the e.l.f. retail store closures. The nine months ended December 31, 2019 included a gain related to settlement of outstanding lease liabilities equal to the difference between the amount of cash disbursed and the outstanding liability at the time of settlement.
(b) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.
(c) Represents amortization expense of acquired intangible assets consisting of customer relationships, trademarks and favorable leases.
(d) Represents the tax impact of the above adjustments.